EXHIBIT 11


                          ULTICOM, INC. AND SUBSIDIARY
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       THREE MONTHS ENDED
                                                              OCTOBER 31, 1999    OCTOBER 31, 2000
Basic earnings per share:

     Net income                                                    $   410               $ 2,306
                                                                   =======               =======

Weighted average number of outstanding common shares                32,727                38,071
                                                                   =======               =======

Basic earnings per share                                           $   .01               $   .06
                                                                   =======               =======


Diluted earnings per share:

     Net income                                                    $   410               $ 2,306
                                                                   =======               =======


Weighted average number of outstanding common shares                32,727                38,071
Additional shares assuming exercise of stock options                 1,185                 3,307
                                                                   -------               -------

Weighted average number of outstanding common shares
     assuming full dilution                                         33,912                41,378
                                                                   =======               =======

Diluted earnings per share                                         $   .01               $   .06
                                                                   =======               =======



                            Page 15 of 16 Total Pages

                                                                      EXHIBIT 11


                          ULTICOM, INC. AND SUBSIDIARY
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       THREE MONTHS ENDED
                                                              OCTOBER 31, 1999    OCTOBER 31, 2000
Basic earnings per share:

     Net income                                                    $ 1,022               $ 4,983
                                                                   =======               =======

Weighted average number of outstanding common shares                32,727                36,622
                                                                   =======               =======

Basic earnings per share                                           $   .03               $   .14
                                                                   =======               =======


Diluted earnings per share:

     Net income                                                    $ 1,022               $ 4,983
                                                                   =======               =======


Weighted average number of outstanding common shares                32,727                36,622
Additional shares assuming exercise of stock options                   976                 3,078
                                                                   -------               -------

Weighted average number of outstanding common shares
     assuming full dilution                                         33,703                39,700
                                                                   =======               =======

Diluted earnings per share                                         $   .03               $   .13
                                                                   =======               =======


                            Page 16 of 16 Total Pages